INCOME FOCUS CONTRACT SCHEDULE

OWNER:                                           [John Doe]                                CONTRACT NUMBER: [??687456]
JOINT OWNER:                                           [Jane Doe]                                RIDER EFFECTIVE DATE:  [04/15/12]
ANNUITANT:                                           [John Doe]
COVERED PERSON(S):                                                      [John Doe]
[Jane Doe]

[INITIAL AMOUNT:  [Total Purchase Payments received before the first contract quarterly anniversary.]]

[ANNUAL MAXIMUM ADDITIONAL PURCHASE PAYMENTS: [Cannot exceed the Initial Amount; higher amounts may be accepted with our approval]

[During the first Rider Year, additional Purchase Payments are allowed on or after the first Quarterly Anniversary and before the first Rider Anniversary up to the Initial Amount.]]

AGE FOR SELECTING INCOME FOCUS:  All Covered Persons must be at least age [45] and no Covered Person can be age [81] or older.

MAXIMUM BIRTHDAY: [91st] birthday

INCOME FOCUS EXERCISE AGE:  On the Benefit Date, all Covered Persons must be at least age [60] and no Covered Person can be age [91] or older.

EARLIEST BENEFIT DATE: [15] calendar days after we receive your Authorized Request for Income Focus Payments.  The Benefit Date must be the [1st or 15th] of a calendar month.

FREE WITHDRAWAL PRIVILEGE:  The Free Withdrawal Privilege is no longer available to you beginning on the Benefit Date and until the Rider Termination Date.

MINIMUM INCOME FOCUS PAYMENT: $[100]

INITIAL INCOME VALUE PERCENTAGE: [4]%

PERFORMANCE INCREASE: [1]%

RIDER CHARGE:
The Rider Charge is an annualized rate that we accrue each day after the Rider Effective Date as a percentage of the Total Income Value.  If any day that we are to accrue this charge is not a Business Day, we use the Total Income Value at the end of the previous Business Day. We deduct the Rider Charge for each quarter on the earlier of the following: (a) at the end of the Business Day immediately before the Quarterly Anniversary; or (b) when we deduct the final Rider Charge.  We deduct the Rider Charge from the Contract Value at the end of the Business Day before each Quarterly Anniversary before we use that Contract Value to compute any guaranteed values under this contract.

[A Rider Charge of [1.25]% is assessed for single Income Focus Payments.]
[A Rider Charge of [1.25]% is assessed for joint Income Focus Payments.]

MAXIMUM RIDER CHARGE FOR INCOME FOCUS:
For single Income Focus Payments or if you selected joint Income Focus Payments and you drop a Covered Person	[2.75]%
For joint Income Focus Payments	[2.95]%

MAXIMUM CHANGE PERCENTAGE: [0.25]%

S40841-NY                                                                                                                                [Income Focus 01.12]

INCOME FOCUS CONTRACT SCHEDULE

OWNER:                                           [John Doe]                                CONTRACT NUMBER: [??687456]
JOINT OWNER:                                           [Jane Doe]                                RIDER EFFECTIVE DATE:  [04/15/12]
ANNUITANT:                                           [John Doe]
COVERED PERSON(S):                                                      [John Doe]
[Jane Doe]

[INITIAL AMOUNT:  [Total Purchase Payments received before the first contract quarterly anniversary.]]

[ANNUAL MAXIMUM ADDITIONAL PURCHASE PAYMENTS: [Cannot exceed the Initial Amount; higher amounts may be accepted with our approval]

[During the first Rider Year, additional Purchase Payments are allowed on or after the first Quarterly Anniversary and before the first Rider Anniversary up to the Initial Amount.]]

AGE FOR SELECTING INCOME FOCUS:  All Covered Persons must be at least age [45] and no Covered Person can be age [81] or older.

MAXIMUM BIRTHDAY: [91st] birthday

INCOME FOCUS EXERCISE AGE:  On the Benefit Date, all Covered Persons must be at least age [60] and no Covered Person can be age [91] or older.

EARLIEST BENEFIT DATE: [15] calendar days after we receive your Authorized Request for Income Focus Payments.  The Benefit Date must be the [1st or 15th] of a calendar month.

FREE WITHDRAWAL PRIVILEGE:  The Free Withdrawal Privilege is no longer available to you beginning on the Benefit Date and until the Rider Termination Date.

MINIMUM INCOME FOCUS PAYMENT: $[100]

INITIAL INCOME VALUE PERCENTAGE: [4]%

PERFORMANCE INCREASE: [1]%

RIDER CHARGE:
The Rider Charge is an annualized rate that we accrue each day after the Rider Effective Date as a percentage of the Total Income Value.  If any day that we are to accrue this charge is not a Business Day, we use the Total Income Value at the end of the previous Business Day. We deduct the Rider Charge for each quarter on the earlier of the following: (a) at the end of the Business Day immediately before the Quarterly Anniversary; or (b) when we deduct the final Rider Charge.  We deduct the Rider Charge from the Contract Value at the end of the Business Day before each Quarterly Anniversary before we use that Contract Value to compute any guaranteed values under this contract.

[A Rider Charge of [1.25]% is assessed for single Income Focus Payments.]
[A Rider Charge of [1.25]% is assessed for joint Income Focus Payments.]

MAXIMUM RIDER CHARGE FOR INCOME FOCUS:
For single Income Focus Payments or if you selected joint Income Focus Payments and you drop a Covered Person	[2.75]%
For joint Income Focus Payments	[2.95]%

MAXIMUM CHANGE PERCENTAGE: [0.25]%

S40842-NY                                                                                                                     [Income Focus-C 01.12]

INVESTMENT OPTIONS CONTRACT SCHEDULE

OWNER: [John Doe]                                                                                     CONTRACT NUMBER:  [??687456]
JOINT OWNER:  [Jane Doe]                                                                           ISSUE DATE:                                 [04/15/07]
ANNUITANT:  [John Doe]                                                                                     INCOME DATE:  [04/15/17]

ALLOCATION GUIDELINES:
•	Currently, you can select up to [6] of the Investment Options. This number will not decrease after the Issue Date.
•	Allocations must be made in whole percentages.

INVESTMENT OPTIONS:
VARIABLE ACCOUNT:                                             [Allianz Life of New York Variable Account C]
Shown below are the Investment Options.

[AZL MVP Balanced Index Strategy Fund
AZL MVP Fusion Balanced Fund
AZL MVP Fusion Moderate Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Invesco Equity and Income Fund
AZL MVP BlackRock Global Allocation V.I. Fund]

S40843-NY                                                                                                                                          [Income Focus]